Exhibit 10.10
Equity Award Exchange Notice

As you are aware, Jackson Financial Inc. (“Jackson”) demerged from Prudential plc (“Prudential”) on September 13, 2021 (respectively, the “Demerger” and the “Demerger Date”). Pursuant to the demerger agreement between Jackson and Prudential, dated as of August 6, 2021, each equity award granted under specified Prudential equity incentive plans (each, a “Prudential Award”) that was (i) held by any current or past employees of Jackson or any of its subsidiaries and (ii) outstanding as of the Demerger Date was required to be exchanged for an equivalent award granted by Jackson (the “Jackson Award”).

As of the Demerger Date, you held one or more outstanding Prudential Awards granted under the Prudential Long Term Incentive Plan 2013 (the “PLTIP”), the Prudential Deferred Annual Incentive Plan 2013 (the “DAIP”); and/or the Prudential Restricted Stock Plan 2015 (the “RSP”). Because you are a current or former employee of Jackson or one of its subsidiaries, each outstanding Prudential Award that you held was exchanged, effective as of October 4, 2021, for an equivalent award denominated in shares of Jackson. For more information on how your Prudential award was converted to a Jackson Award, see the “Communication for associates with outstanding PLTIP awards” and/or the “Supplemental communication for associates with outstanding Prudential plc restricted stock plan (“RSP”) awards,” as applicable, available on Shareworks. The number of Jackson shares underlying each Jackson Award, will be viewable in the Shareworks system once conversion calculations are complete. For the avoidance of doubt, each Prudential Award was cancelled, and you have no further rights with respect to any cancelled Prudential Award.

Each Jackson Award relates to shares of Class A common stock of Jackson and was granted under the Jackson Financial Inc. 2021 Omnibus Incentive Plan. However, each Jackson Award remains subject to the terms of (i) the PLTIP, DAIP, or RSP, as applicable, and (ii) the original award agreement pursuant to which the Prudential Award was granted; provided that references in each award agreement or plan document to Prudential will be deemed to be references to Jackson and references to “shares” will be deemed to refer to the shares of Jackson. The terms of the original Prudential Award, including, but not limited to, vesting conditions, treatment on a termination of employment, and the application of malus and/or clawback, will continue to apply to the Jackson Award, except as otherwise set forth below.

Partial Cash Settlement

Seventy-five percent (75%) of your Jackson Award will be settled in Jackson shares and twenty-five percent (25%) will be settled in cash.

PLTIP Performance Metric Changes

If you held a performance-vesting Prudential PLTIP award(s) as of the Demerger Date that was exchanged for one or more Jackson Awards, the performance conditions, or key performance indicators (“KPIs”) applicable to your Jackson Awards that were exchanged for Prudential PLTIP awards have been revised to reflect Jackson’s new status as an independent company, as set forth below.

Exhibit 10.10

The following chart describes the changes to the KPIs applicable to your 2020 Awards:

Prudential Award KPI	KPI Weighting	Jackson Award KPI
US IFRS Operating Profit	80%	US GAAP Adjusted Operating Profit
Group economic capital (ECap) generation	5%	Metrics will be assessed as of 12/31/2020 and vest based on achievement of KPIs through such date.
Group LCSM capital generation	5%
Conduct	5%
Diversity	5%

If you have any questions about your new Jackson Awards, please email Compensation@Jackson.com.

Exhibit 10.10

PRUDENTIAL PLC
PRUDENTIAL LONG TERM INCENTIVE PLAN
AWARD CERTIFICATE

To:
Prudential plc (the "Company") has granted you an ADR award (the "Award") under the Prudential Long Term Incentive Plan (the "Plan") over the number of ADRs in the Company as set out below:

Award Date	Number of ADRs Awarded	Vest Date	Type of Award
09-Apr-2020		09-Apr-2023	Conditional Award

•The Award is granted subject to the rules of the Plan. The Award will carry dividend equivalents.

•The Award will vest only in accordance with the rules of the Plan.

•The Award is personal to you and, other than in the event of your death, is not transferable.

•Words in this certificate have the same meaning as in the rules of the Plan.

This Award does not form part of any contract of employment between you and any member of the Group. You have no right to be made an award and the receipt of an award in one year is no indication that you will be made any subsequent awards. Awards shall not form any part of your remuneration or count as your remuneration for any purpose and shall not be pensionable. If you cease to be employed within the Group, you shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Award. The rules of the Plan contain other restrictions and you are advised to review these.

THIS AWARD CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

Exhibit 10.10

2021 - 2020 PRUDENTIAL PLC LONG TERM INCENTIVE PLAN
NEO	Original PLTIP Award # ADRs outstanding on Sept 13, 2021	Converted JXN Award # Performance Share Units granted on October 4, 2021
Scott E. Romine	27,831	44,489